UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

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Microvast Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-38826 (Commission File number)	83-2530757 (IRS Employer Identification No.)
12603 Southwest Freeway, Suite 300 Stafford, Texas 77477 (Address of Principal Executive Offices, including Zip Code)

(281) 491-9505
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	MVST	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2023, the Board of Directors (the “Board”) of Microvast Holdings, Inc. (the “Company”) approved the promotion of Zachariah Ward to President of the Company, effective immediately. Mr. Ward, age 50, has served as the President of Microvast Energy, Inc. since August 2022 and served as the Senior Vice President of Energy Solutions from January to August 2022. Mr. Ward will succeed Yang Wu, the Company’s Chief Executive Officer and Chairman of the Board, in the position. Mr. Wu will continue to serve as Chief Executive Officer of the Company and Chairman of the Board.

Prior to joining the Company, Mr. Ward served as General Manager at Chint Power Systems Americas from November 2020 to February 2021. From November 2017 to November 2020, he served as Head of North America Division at Sungrow USA. He also served in different management positions at Axis Technical Sales, Array Technologies, PanelClaw and Advanced Energy Industries. Prior to working in the renewable energy market, Mr. Ward held various management positions in the semiconductor equipment industry at Advanced Energy Industries and Semitool. Mr. Ward holds a bachelor’s degree from DeVry University.

There are no family relationships between Mr. Ward and any director or executive officer of the Company, and there are no related party transactions between the Company and Mr. Ward that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with his promotion, the Board granted Mr. Ward options to purchase 1,000,000 shares of the Company’s common stock under the Company’s 2021 Equity Incentive Plan. The options will vest over three years subject to satisfaction of certain business acquisition and capital improvement performance goals and have an exercise price of $2.67.

Additionally, the Company and Mr. Ward entered into an Amended and Restated Employment Agreement, dated August 5, 2023 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Ward’s annual base salary will be $450,000, and Mr. Ward will be eligible to participate in the Company’s annual incentive and long-term incentive plans and to receive the same benefits that are offered generally to Company employees at his level.

The Employment Agreement further provides that Mr. Ward’s employment may be terminated by either the Company or Mr. Ward at any time and for any reason upon 30 days’ prior written notice. Upon a termination by the Company or Mr. Ward for any reason, Mr. Ward (or his estate upon a termination due to his death) will receive all accrued salary and any earned but unpaid bonuses through and including the date of termination. Following a termination due to Mr. Ward’s death or disability, Mr. Ward (or his estate) will also receive: (a) a pro rata bonus for the annual bonus that he would have earned for the fiscal year in which the death or disability occurs based on performance as determined by the Board, prorated for the period of time during the fiscal year he worked; and (b) if the death or disability occurs within the Employment Agreement’s initial three-year term, full acceleration of any equity awards or other long-term incentive awards held by him as of the effective time of the Employment Agreement that were granted to Mr. Ward prior to such effective time. Any other outstanding equity awards or long-term incentive awards granted to Mr. Ward following the effective time of the Employment Agreement will be treated in accordance with the terms of the applicable plans and award agreements.

Following a termination by the Company without Cause (as defined in the Employment Agreement) or Mr. Ward’s resignation for Good Reason (as defined in the Employment Agreement), in either case prior to a Change in Control (as defined in the Employment Agreement), subject to the execution and non-revocation by Mr. Ward of a general release of claims in favor of the Company, he will be entitled to: (a) an amount equal to one and a half times, the sum of (i) his then-current base salary plus (ii) the greater of (A) the average amount of the annual bonus paid to him for each of the three fiscal years immediately prior to the fiscal year in which the termination or resignation occurs or (B) the target annual bonus for the fiscal year in which the termination or resignation occurs, payable in substantially equal monthly installments over a period of 18 months; and (b) if the termination without Cause or resignation for Good Reason occurs within three years following the effective time of the Employment Agreement, full acceleration of any equity awards or other long-term incentive awards held by Mr. Ward as of the effective time of the Employment Agreement that were granted to him prior to such effective time. Any other outstanding equity awards or long-term incentive awards granted to Mr. Ward following the effective time of the Employment Agreement will be treated in accordance with the terms of the applicable plans and award agreements.

Following a termination by the Company without Cause or Mr. Ward’s resignation for Good Reason on or within two years following the closing of a Change in Control, subject to the execution and non-revocation by Mr. Ward of a general release of claims in favor of the Company, he will be entitled to: (a) an amount equal to two times, the sum of (i) his then-current base salary plus (ii) the greater of (A) the average amount of the annual bonus paid to him for each of the three fiscal years immediately prior to the fiscal year in which the termination or resignation occurs or (B) the target annual bonus for the fiscal year in which the termination or resignation occurs, payable in a single lump sum within 75 days of the termination or resignation; (b) a pro rata bonus of the greater of (i) the average amount of the annual bonus paid to him for each of the three fiscal years immediately prior to the fiscal year in which the termination or resignation occurs or (ii) the annual bonus he would have earned for the fiscal year in which the termination or resignation occurs based on performance as determined through the date of termination or resignation, prorated for the period of time during the fiscal year worked by him, payable in a single lump sum within 75 days of the termination or resignation; and (c) full acceleration of all outstanding equity awards held by him as of the date of termination or resignation.

Mr. Ward is subject to a post-termination non-competition covenant for a period of 18 months following his termination or resignation for any reason, confidentiality restrictions through the time period such confidential information remains not generally known to the public and customer and employee non-solicitation and non-interference for a period of 18 months following his termination or resignation for any reason.

The foregoing summary of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On August 8, 2023, the Company issued a press release announcing the foregoing changes. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Also, effective August 7, 2023, Shane Smith transitioned from the role of Chief Operating Officer of the Company. The Company has appointed Mr. Smith to the role of Chief Procurement Officer. In this role, Mr. Smith will focus on all aspects of the Company’s procurement and supply chain management processes.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between Microvast Holdings, Inc. and Zachariah Ward, dated August 5, 2023.
10.2	Form of Performance Stock Option Award Agreement
99.1	Press Release dated August 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROVAST HOLDINGS, INC.

Date: August 8, 2023	By:	/s/ Craig Webster
Name: Craig Webster
Title: Chief Financial Officer